UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	[X]	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

RAND CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following script of a pre-recorded call from Allen F. Grum, the President and Chief Executive Officer of Rand Capital Corporation (the “Company”) is expected to be used by the Company and its proxy solicitation firm, Alliance Advisors LLC, to solicit votes in connection with the Company’s special meeting of shareholders to be held on May 16, 2019. The pre-recorded calls are expected to commence on May 9, 2019.

Good Day, this is Pete Grum, President and CEO of Rand Capital Corporation calling you about the Special Meeting of Shareholders taking place on Thursday May 16th. We are seeking the approval by our shareholders for the $25 million investment by East Asset Management into Rand Capital. We strongly believe the transaction is in the best interest of all shareholders and enables a future that we expect will be demonstrably better than if we were to maintain the status quo.

Unfortunately, you may be receiving a competing proxy card from User-Friendly, an activist investor that is attempting to obstruct this important transaction for their own self interests. I ask that you discard any material you receive from them, and vote the management’s proxy card in support of the transaction.

If you have not yet voted your shares you can do so by pressing 1 and you will be connected to a voting specialist. If you received this message in a voice mail you may contact a specialist at 844-853-0931.

Thank you for your support.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration (“SBA”); the intention of Rand Capital and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a regulated investment companies for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend after the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the proposed transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this communication.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital in respect of the proposed transactions. Rand Capital has filed the definitive proxy statement in respect of the proposed transactions, which was first sent or made available to shareholders on or about April 18, 2019. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain the definitive proxy statement and other documents filed by Rand Capital with the SEC from the SEC’s website at www.sec.gov or from Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the definitive proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital in respect of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Rand Capital shareholders in connection with the proposed transactions is set forth in the definitive proxy statement filed with the SEC, which can be obtained free of charge from the sources indicated above